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                                                                  EXHIBIT 10.16B

                            BASIC OPERATING AGREEMENT

                                      WITH

                                U.S. INTERACTIVE


         THIS AGREEMENT is made and entered into as of September 1, 1999 by and between CHROMAZONE.COM, INC., a Delaware limited liability company, with offices at 2901 West Alameda Avenue, 7th Floor, Burbank, California 91505 (hereinafter referred to collectively as "CZ") and U.S. INTERACTIVE, INC., a Delaware corporation, with offices at 11911 San Vincente Blvd., Los Angeles, CA 90049 (hereinafter referred to as "USI").

                                    RECITALS

A. CZ is in the business of developing and operating all types of electronic commerce, video, Internet and Interactive applications and services.

B. USI is in the business of enabling electronic enterprise, including digital marketing, knowledge management consulting, graphical and interface design, Internet systems design, and Internet systems management, and has agreed to assist CZ in the development of software and processes as are more fully set forth in those mutually approved Statement(s) of Work prepared from time to time.

         NOW, THEREFORE, based on the foregoing facts and in consideration of the mutual covenants and conditions contained in this Agreement, CZ and USI agree as follows:

1.0      Definitions

         "Affiliate" means any person which either directly or indirectly controls a party to this Agreement, is controlled by such party, or is under common control with such party. As used herein, the term "control" means the possession of the power to direct or cause the direction of management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

         "Change Order" means a written document signed by both CZ and USI pursuant to Section 6, below, which amends this Agreement and/or involves an addition to, deduction from, or other revision to the Work which may result in an alteration to the timing and/or compensation.

         "Confidential Information" shall mean information, including systems, programs, compilations, devices, methods, techniques, processes, concepts, designs, trade secrets, financial data, customer information, general business information, strategies and/or know-how that provides actual or potential economic value to its owner by not being generally known to the public and is the subject of reasonable efforts under the circumstances to maintain its secrecy. "Confidential Information" as defined herein shall not include information that: (a) is or becomes known to the public through no fault of the
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receiving party; (b) is known to the receiving party prior to its receipt or becomes known to the receiving party by disclosure from a third party who has a lawful right to disclose the information; (c) is authorized to be disclosed by prior written consent of the disclosing party; (d) is independently developed as demonstrated by written record, without reference to Confidential Information; or (e) is required by law to be disclosed, provided recipient gives the disclosing party prompt notice of the required disclosure.

         "Indemnifiable Claims" means any and all claims, suits, judgments, damages, losses and/or expenses (including, without limitation, costs, design-professional fees, and reasonable attorney's fees and expenses incurred in connection with any such claims, suits, judgments, damages, losses and/or expenses, and in proving the right to indemnification), and/or demands, including demands arising from injuries or death of persons (including, without limitation, the parties' employees) and damage to property.

         "Intellectual Property Rights" means worldwide patent, copyright, trade secret, trademark, service mark, trade dress and trade name rights, rights in industrial designs, rights of publicity or privacy, moral rights, rights of attribution or integrity and any other intellectual property or proprietary rights, along with all rights of publication, registration, extension and renewal associate with each of the foregoing and all related rights and causes of action, including, without limitation, for infringement, dilution or misappropriation.

         "Licensed Technology" means any Preexisting Technology which USI has licensed from a third party not controlling, controlled by, or under common control with USI which USI has (i) incorporated into the Work or Deliverables and/or (ii) delivered to CZ hereunder.

         "Preexisting Technology" means any items which (i) USI is able to prove were owned, leased or licensed by USI prior to commencement of the work under any Statement of Work, (ii) USI is able to prove have been developed, leased or licensed by USI independently of the work under any Statement of Work, (iii) are protected by any Intellectual Property Rights of USI secured prior to commencement of the work under any Statement of Work, or (iv) are identified to CZ in writing as is more specifically discussed in Section 5.4 below.

         "Results and Proceeds" means: (i) any results or proceeds of any Work that are accumulated, authored, made, developed, conceived or first reduced to practice by USI in connection with performance of the Work under this Agreement, in any language, format or medium now existing or hereafter developed, whether or not patentable or copyrightable, including without limitation, any and all notes, abstracts, summaries, calculations, algorithms, computer programs, software (including source codes), concepts, designs, drawings, ideas, processes, procedures, methods, know-how, materials, products, discoveries, inventions, technologies, improvements, models, molds, tools, literary works, musical compositions, pictorial, graphic and sculptural works (including images, artwork, logos and insignia), plans, reports, scripts, sound and special effects, audiovisual displays, multimedia works, pilots, themes, characters, renderings, story lines, scenes, specifications, sketches, trade secrets, treatments, intangible work product, tangible deliverables and other results or proceeds of any Work; and (ii) all Intellectual Property Rights associated with any of the foregoing items or with any Work, but excluding for all of the above,
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however, the Preexisting Technology and any Intellectual Property Rights
associated with the Preexisting Technology.

         "Statement of Work" means the descriptions of and specifications for the Work to be performed by USI, as set forth in such statements of work as may be mutually agreed upon in writing between the parties.

         "Work" means all the work described in the attached Statement(s) of work, as such may be amended from time to time by Change Orders, regardless of the extent to which it is completed, and includes all other labor, materials, equipment and services provided or to be provided by USI to fulfill its obligations.

2.0      Term of Agreement

This Agreement shall commence on the date set forth above and shall continue until the acceptance, by CZ, of the services set forth in the Statement(s) of Work, unless sooner terminated in accordance with the terms of this Agreement. All provisions which by their nature should survive termination, including, without termination, any warranties made by USI regarding the Results and Proceeds and/or Deliverables and any intellectual property indemnification made by USI, shall so survive.

3.0      Scope and Timing of Services

         3.1 During the term of this Agreement, USI will provide materials and perform services described in each Statement of Work. The services will be performed in accordance with the general schedule set forth in the initial, and in any subsequent, Statement(s) of Work that may be executed by the parties for other services.

         3.2 Time limits stated in this Agreement are of the essence of this Agreement. By executing this Agreement, USI acknowledges and confirms that the schedule provides for a sufficient period of time for performing the Work. USI agrees to proceed competently, diligently, and expeditiously with adequate resources and shall complete the Work in accordance with the schedule. USI shall furnish sufficient resources, and shall work such hours, including night shifts, overtime operations and weekend and holiday work, as may be necessary to insure the production and completion of the Work in accordance with the schedule.

4.0      Acceptance of Deliverables

USI will provide the deliverables described and scheduled in the attached Statement(s) of Work ("Deliverables", which term shall also include all Work and all Results and Proceeds). within 15 business days after receipt of each Deliverable, CZ will test and evaluate the Deliverable. In the event the Deliverable meets the specifications in the respective Statement(s) of Work, CZ shall notify USI in writing that such Deliverable has been tested and accepted. In the event that a Deliverable fails to meet such specifications, CZ will advise USI in writing as to which aspects of the Deliverable do not meet the specifications. USI shall, at no cost of CZ, remedy such failure and deliver the corrected Deliverable to CZ for review as soon as feasible following receipt by
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USI of notice of the failure to meet the specifications. Following receipt of the corrected Deliverable, the test and evaluation procedures set forth in this
Section 4 shall commence anew. In the event that CZ does not notify USI of acceptance or failure to meet specifications of a Deliverable within 15 business days after its receipt of such Deliverable, USI shall notify CZ (both via telephone and via at least one form of the appropriate notice methods set forth herein) that 15 business days have elapsed from delivery and that USI has not received notice of acceptance or rejection of the Deliverables. In the vent that CZ does not notify USI of acceptance or rejection within 15 business days of such second notice, the underlying Deliverable shall be deemed accepted.

5.0      Title to Property

         5.1 Property of USI. USI shall retain ownership of its Preexisting Technology. CZ agrees that it will not, directly or through others, disassemble, reverse engineer or decompile property of USI, or otherwise attempt to discover any portion of the source code or trade secrets which are part of the USI Preexisting Technology.

         5.2      Property of CZ.

                (a) All materials provided to USI by or through CZ, including but not limited to al artwork, screen presentations, drawings, pictorial works, motion pictures, audiovisual works, images, text and displays viewable on any internet site, shall be and remain the property of CZ.

                (b) CZ shall own upon their creation all right and title to, and interest in and to, all Work, Deliverables and Results and Proceeds, and all associated Intellectual Property Rights, to use in any language and in any medium whether now existing or developed in the future, throughout the universe in perpetuity, regardless of any close-out or prior termination of this Agreement, and USI agrees to promptly disclose and furnish all Work, Deliverables and Results and Proceeds to CZ. To the extent that the Work, Deliverables and/or Results and Proceeds include copyrightable materials or designs, they shall be deemed "works for hire" for CZ under all applicable copyright laws (including the United States Copyright Act) with CZ as the author, creator, or inventor upon creation of these materials. CZ shall own all rights pertaining to the Work, Deliverables and Results and Proceeds as "works for hire" and CZ shall have the right to apply for and obtain in its name or in the name of its designee(s) all copyrights and copyright renewals and any other protections in connection with the protection of these copyrights. To the extent that any Work, Deliverables and/or Results and Proceeds (including any patentable inventions) do not constitute "works for hire," USI expressly assigns and agrees to assign CZ, without separate compensation, all right, title and interest in and to such Work, Deliverables and/or Results and Proceeds and all associated Intellectual Property Rights, for CZ to use, in its sole discretion, in any language and in any medium whether now existing or developed in the future, throughout the universe in perpetuity. USI acknowledges that as between USI and CZ, CZ has the exclusive right to any and all Intellectual Property Rights associated with any Work, Deliverables and Results and Proceeds conceived, developed and/or produced by USI under this Agreement. USI agrees that it will communicate to CZ any facts known to USI respecting the Work, Deliverables and Results and Proceeds and any associated Intellectual Property
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Rights, testify in any legal proceedings when called upon by CZ, sign all lawful papers considered by CZ as expedient to vest in it the legal title being conveyed (including, without limitation, patent applications and declarations, if applicable) or for the filing and prosecution of all copyrights and other Intellectual Property Rights, United States and foreign, and otherwise reasonably cooperate with and assist CZ and its successors and Assigns in obtaining full copyright and other Intellectual Property Right protection for any Work, Results and Proceeds and Deliverables, and in enforcing proper protection under these Intellectual Property Rights, but in every instance at CZ's expense.

         5.3 License to CZ. In the event that any of the Results and Proceeds, Work or Deliverables developed under this agreement are improvements to, or rely upon for their exploitation, and USI Preexisting Technology, whether or not identified by USI, USI hereby grants to CZ, its subsidiaries and Affiliates and its and their successors and assigns, as applicable, an irrevocable, fully-paid and non-assessable, royalty-free, nonexclusive, worldwide right and license to use, execute, reproduce, display, perform, distribute internally and externally, sell copies of, and, unless expressly limited as disclosed pursuant to Section 5.4, below, prepare derivative works of the Preexisting Technology in conjunction with the work, Deliverables and Results and Proceeds developed under this Agreement, without cost beyond any payments otherwise required by this Agreement. All rights granted and obligations incurred under this Section 5.3 shall survive and continue in effect following any close-out or sooner termination of this Agreement. USI agrees to take all action reasonably requested by CZ (including, without limitation, execution of affidavits and other documents) to evidence, perfect, confirm or vest the rights granted to CZ herein.

         5.4 Preexisting Technology Disclosure. USI shall make best efforts to provide CZ with a full and complete list of all Preexisting Technology (including Licensed Technology) which USI has incorporated into the Work or Deliverables and/or delivered to CZ hereunder, as soon as practicable, and to continue to update the list as such may change. Such disclosures shall not be deemed dispositive as to the issue as to whether any listed item meets the specifications of the definition of Preexisting Technology. To the extent any Licensed Technology has been incorporated into the Work or Deliverables and/or delivered to CZ hereunder, and prior to USI's incorporation of Licensed Technology into the Deliverables, USI shall disclose the name and version number of such Licensed Technology, and any limitations which may be imposed by the underlying license agreement for such Licensed Technology on the rights granted under Section 5.3 above. In the event that CZ does not agree with the incorporation of Licensed Technology whose license terms would affect CZ's rights to use, execute, reproduce, display, perform, distribute internally and externally, sell copies of and/or prepare derivative works, the parties shall discuss, in good faith, alternate software to fulfill the functions of such disputed Licensed Technology.

6.0      Changes

CZ may, at any time, by written notice advise USI of its intent to make changes in, or additions to, or reductions from, the work to be performed by USI under this Agreement. If such intended changes cause an increase or decrease in the amount or character of the work under the Agreement, or in the time required for performance as determined by USI, USI shall promptly so advise CZ in writing,
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specifying the impact of such change on the price and/or the time required for performance. Thereafter, if CZ elects in writing to make such changes, an equitable adjustment to all appropriate terms and conditions, including the amount to be paid to USI and the time for performance, shall be made and this Agreement modified accordingly with an amendment executed by both parties.

7.0      Confidential Information

         7.1 Ownership. All Confidential Information shall remain the property of the disclosing party and shall be returned to the disclosing party no later than the termination of this Agreement.

         7.2 Nondisclosure. Each party agrees and acknowledges that it shall have no proprietary interest in the Confidential Information of the other party and will not disclose, communicate or publish the nature or content of such information to any person or entity, or use, except as contemplated by this Agreement, any of the Confidential Information it produces, receives, acquires or obtains from the disclosing party. Each party shall take reasonable steps under the circumstances to ensure that the Confidential Information is securely maintained but, in no event, less than a reasonable standard of care.

         7.3 Remedies. The parties acknowledge and agree that the other party's remedy at law for breach or threatened breach of any of the provisions of this
Section 7 would be inadequate and, in recognition of this fact, in the event of breach or threatened breach by such party of any of the provisions of Section 7, the parties agree that, in addition to its remedy at law, the disclosing party, without any obligation to post bond, shall be entitled to equitable relief in the form of specific performance, temporary restraining order, preliminary or permanent injunction, or any other equitable remedy that may then be available. Nothing herein contained shall be construed as prohibiting the disclosing party from pursuing any other remedies available to it based on such breach or threatened breach. Pursuit of any remedy at law or in equity shall not be deemed an election of remedies.

8.0      Warranty/Maintenance Provisions

         8.1      Representations

          (a)  USI hereby represents and warrants to CZ that:

               (i) USI has, and at all times during the performance of the work will continue to have, the professional experience and skill to perform the Work required to be performed under this Agreement;

               (ii) USI will, at all times during the performance of the Work, comply with all applicable laws, statutes, regulations, codes, ordinances and orders of all countries, states, provinces, counties, cities and any other governing bodies in any country having jurisdiction over the Work;
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               (iii)   USI will, at all times during performance of the Work,
                       perform such Work in accordance with generally accepted professional standards;

               (iv) there is no claim, litigation, or proceeding pending or, to USI's knowledge, threatened, that will prevent or impair USI form performing and delivering the Work, Deliverables and the Results and Proceeds when and as required under this Agreement;

               (v) USI has, and at all times, during the performance of the Work will continue to have, sufficient capital assets and be adequately financed to meet all financial obligations USI may be required to incur in the performance of the Work under this Agreement;

               (vi) USI is the sole author, creator, or inventor of the Work and the Results and Proceeds, other than as may be tendered by CZ and except for such third parties' properties which USI is authorized to incorporate into the Work and Deliverables;

               (vii) USI has the legal authority to make, use and/or sell the Work, Deliverables and Results and proceeds and to grant all rights granted to CZ under this Agreement; and

               (viii) the Work, Deliverables, Results and proceeds and the components of each do not infringe upon or violate any Intellectual Property Rights of any third party;

               (ix) the Deliverables shall be free from defects in materials and workmanship for a period of six (6) months following acceptance by CZ (pursuant to Section 4.0 above). During such six (6) month period, USI shall promptly correct, at USI's expense, any defects reported by CZ provided such defects arise from systems meeting the minimum operating specifications as are set forth in the Statement(s) of Work.

          (b) Each party represents to the other that it is authorized to execute, deliver and perform its obligations under this Agreement, that the person signing this Agreement on behalf of such party is authorized to do so, and that this Agreement is enforceable against such party in accordance with its terms.

        8.2 Unless otherwise specified in a written Statement of work for a particular project, USI shall not be responsible to maintain any Work. Maintenance services, if any, will be provided by separate contract. Nothing contained in this Section 8.2 is intended by the parties to limit any warranty set forth in this Agreement.

        8.3 USI represents and warrants that the Deliverables (other than any portion of any Deliverable provided by or through CZ) are and shall be capable of performing all functions, specifications, user requirements and/or documentation both prior to and following January 1, 2000. The software
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programming design and performance capabilities to ensure year 2000 compatibility shall include, but shall not be limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and data values, and date data interface values which reflect the correct century and recognize the year 2000 as a leap year. In the event that at any time such software is found not to function as specified herein as a result of the date change from December 31, 1999 to January 1, 2000, notwithstanding any other obligation or any remedy for breach thereof, at no additional charge, USI shall immediately upon receipt of a report of defect, correct any such defect so as to enable the software to fully function in accordance with this Section and the relevant specifications, user requirements and/or documentation. In doing so, USI shall not require CZ to make any changes to the software except to install such changes provided by USI. The USI shall indemnify and hold CZ, its subsidiaries and affiliates, as well as their respective directors, officers, employees, consultants and assigns, harmless from and against any cost, loss, damage or expense (including reasonable attorney's fees) incurred by CZ or its parent, affiliates or subsidiaries, as a result of a breach of the foregoing warranty.

         8.4 USI represents and warrants that it will not knowingly, without the express prior written consent of CZ, insert or program into any Deliverable provided any program, routine, device or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop dead device, malicious logic, worm, Trojan horse, or trap door, which is (a) designed to delete, disable, deactivate, interfere with or otherwise harm the Results and Proceeds or the Deliverables, CZ's (or a subsidiary's or affiliate's) hardware, data or software, or (b) intended to provide unauthorized access or produce unauthorized modifications to such Deliverables (collectively, "disabling procedures"). If CZ incorporates programs or routines supplied by other vendors, licensors or contractors into the deliverables, USI shall obtain comparable warranties from such providers or USI shall be entitled to take appropriate action to ensure that such programs or routines are free of disabling procedures. Notwithstanding any other limitations in this Agreement, USI agrees to notify CZ immediately upon discovery of any disabling procedures which are or may be included in deliverables. If disabling procedures are discovered or reasonably suspected to be present in the Results and Proceeds and/or the Deliverables, USI agrees to take action immediately, at its own expense, to identify and eradicate (or to have CZ do so on its behalf or to equip CZ to identify and eradicate) such disabling procedures and carry out any recovery necessary to remedy any impact of such disabling procedures.

         8.5 USI HEREBY DISCLAIMS ANY GENERAL WARRANTY OF "MERCHANTABILITY" OR "FITNESS FOR A PARTICULAR PURPOSE". There are no warranties provided by USI except as expressly set forth in this Agreement. CZ's remedies for breach of warranty or based on any other legal theory are limited to the reasonable cost of correction of the critical fault, and do not include any rights to indirect, special, exemplary, punitive, incidental or consequential damages. Any action for breach of any warranty, or based on any other legal theory, must be commenced within one (1) year after the cause of action has accrued.


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9.0      Payment

Every project to be performed pursuant to this Agreement will begin with a "kickoff payment" equal to such amount as is specifically set forth in the associated Statement of Work. All billings after that will be provided by USI to CZ on a monthly basis at the end of each month, with payment due net thirty (30) days except with respect to currently outstanding amounts which shall be paid in accordance with the Statement of Work. The amount billed monthly will be the balance of the agreed budget over the number of months for the project as set forth in the respective Statement(s) of Work. Payment of all amounts due, including expenses, will be made within thirty days after the date of invoice. Interest of 10% per annum will accrue on overdue amounts form the date of invoice. If any collection action is commenced, the prevailing party will be entitled to a reasonable attorney's fee equal to at least 25% of the amount at issue.

10.0     Expense Policy

CZ agrees to reimburse or pay directly all reasonable and pre-authorized expenses, without mark-up, actually incurred by USI in connection with the services to be provided under this Agreement. All such expenses, including travel costs, where practical, shall be estimated in writing by USI (plus or minus 15%) and approved in writing by CZ prior to such expenses being incurred. USI shall present an invoice representing the actually incurred expenses, without mark-up, together with appropriate receipts to CZ on a monthly basis for routine expenses, and will invoice expense for major trips as they are completed. CZ will pay such expenses or provide reimbursement within thirty (30) days of receipt of any such invoice. USI may require CZ to incur or pay major project expenses directly provided the timing and amounts of such are approved in advance, in writing, by CZ. Any expenses incurred by USI which do not comply with this Section 10 will not be paid or reimbursed by CZ.

11.0     Indemnification

Upon final payment required under this Agreement, to the fullest extent permitted by applicable law, and subject to the following conditions, USI shall, at its sole cost and expense, defend, indemnify and hold harmless CZ (and its Affiliates) from and against any and all Indemnifiable Claims of whatever nature arising out of or resulting from (i) the gross negligence or willful misconduct of USI; (ii) property damage caused by USI, its employees, agents, and consultants, (iii) any failure of any of the representations made by USI in this Agreement to be true when made, (iv) any actual breach by USI of any of its obligations under this Agreement; or (v) any infringement of any of the Work, Deliverables and Results and Proceeds upon any intellectual property rights of any third party, and USI will, promptly upon written request, fully reimburse CZ for expenses incurred by CZ (or its Affiliates) by reason of any of the foregoing Indemnifiable Claims. CZ shall defend, indemnify and hold harmless USI for any Indemnifiable Claim arising out of any items supplied by or through CZ in connection with USI's performance of its obligations under this Agreement.

12.0     Announcements

Provided USI is not in breach of this Agreement, and upon issuance by CZ of prior written approval of the content of such disclosure, USI may mention CZ in connection with USI speaking engagements, USI web sites, and nonpublic communications sent by USI to existing and potential clients and others,
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indicating the CZ client relationship with USI, and generally what USI is doing or has done for CZ, without disclosing strategic information about CZ. Written approval from CZ must be obtained before disclosing any details about specific engagements by CZ of USI. USI may issue a press release, provided to and approved in writing in advance by CZ, disclosing the client relationship between CZ and USI.

13.0     Personnel

         13.1 Each party agrees not to knowingly hire or knowingly solicit for employment or otherwise knowingly engage the services of any individual known to the soliciting party to be employed by or under contract with the other party and utilized to complete any of the projects contemplated by this Agreement, without the other party's consent, for a period of twelve (12) months after the completion of the work specified in the Statement(s) of Work or termination of this Agreement; provided, however, a party may accept applications received in connection with an open recruitment for employment opportunities.

         13.2 With respect to any portion of the Work done in the United States, and solely for purposes of complying with the Immigration Reform and Control Act of 1986 and its regulations ("IRCA"), USI warrants to CZ and agrees that, to the best of USI's ability, USI will (i) not assign any individual to perform work hereunder who is an authorized alien under IRCA, (ii) immediately remove any alien discovered to be unauthorized from such work and replace him/her with someone who is not an unauthorized alien, and (iii) to the extent permitted by law, indemnify, defend and hold CZ harmless from and against all liabilities, damages, losses or expenses and reasonable attorneys' fees arising out of USI's breach of this Section 13.2.

14.0     Status

        14.1 It is the express intention of the parties that, in the performance of the Work to be provided under this Agreement, USI is an independent contractor and not an employee, agent, franchisee, joint venturer or partner of CZ, and USI shall have complete control over and responsibility for all personnel performing the Work. USI shall have no authority to act for, bind, or commit CZ in any way. Nothing in this Agreement will be interpreted as creating the relationship of employer and employee or of agent and principal between CZ, on the one hand, and USI or any employee or agent of USI, on the other hand, and USI will retain the right to perform services for others during the term of this Agreement. Further, both parties acknowledge that USI is not a CZ employee for city, county, province, state, federal or national (or other governing body having jurisdiction over the Work) tax purposes and USI is solely responsible and liable for paying all applicable taxes and social insurance levied by any competent authorities and/or any governing bodies in any country having jurisdiction over the Work, and shall pay such in a timely manner. USI shall be responsible for maintaining workman's compensation insurance coverage for its employees.

        14.2 USI shall supervise and direct all Work, using USI's best skills and attention. USI shall be solely responsible for and have control over means, methods, techniques, sequences, assembly details and procedures and for coordinating all portions of the Work under this Agreement.


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15.0     Termination

         15.1 Termination by CZ. Upon thirty (30) days advance written notice to USI by CZ, CZ may terminate all of the services called for by this Agreement. In the event of such termination, and so long as USI is not in default hereunder, CZ shall be obligated to pay USI, upon termination, the agreed price for all Work performed by USI through the effective date of termination plus any approved third party expenses incurred by USI in reliance on the Statement(s) of Work undertaken in compliance with the expense provisions set forth above. Upon receipt of such termination, USI immediately will stop all Work, place no additional orders, attempt to return goods which have been already received on the best possible terms and immediately cancel any existing orders on the best possible terms. USI will preserve and protect materials on hand, work in progress, data and completed Work, whether in USI's facilities or otherwise. CZ will have an immediate right of possession, and as promptly as possible, USI will provide to CZ all Work then completed or partially completed including all materials, equipment, receipts and records, and originals and copies of all computer generated designs on all electronic storage media, as well as all calculations, specifications and all other information then performed by USI. In no event will USI be entitled to any payment under this Section 15.1 until USI complies with these obligations.

         15.2 Termination by Either. Either party may terminate this Agreement upon written notice if the other party breaches any of its material obligations hereunder, if the breach is not cured (if reasonably curable at all) within thirty (30) days of receipt of written notice of such breach if such breach is capable of being cured.

16.0     Notices

The agents for receipts of notices hereunder, including any necessary legal summons or other sorts of legal papers, are as follows:

         To CZ:                     Chromazone.com, Inc.
                                    Attention:  Greg Pasetta
                                    2901 West Alameda Avenue
                                    7th Floor
                                    Burbank, CA  91505
                                    Facsimile:  818-526-5000

         With a copy to:   Attention:  Legal Department

         To USI:           U.S. Interactive, Inc.
                                    Attention:  Jim Huser
                                    11911 San Vicente Blvd.
                                    Suite 225
                                    Brentwood, CA  90049
                                    Facsimile:  310-440-3388

All such notices, including legal summons or legal papers, shall be given in writing and may be provided (a) by personal delivery, (b) by nationally recognized overnight courier, or (c) by facsimile followed by postage prepaid first-class mail. Notices will be considered to have been given at the time of the actual delivery in person, three (3) business days after deposit into the United States mail, two (2) business days after delivery to an overnight air courier service, or the moment of completion of transmission if sent by facsimile. Either party may change its notice address by a notice given in the manner provided for in this Section.

17.0     Force Majeure

Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by act of God (including, without limitation, hurricane, flood, tsunami, tidal wave or earthquake), war, fire, riot, acts of public enemies, or actions of any governmental authorities in any country (other than any such actions that result in any laws, ordinances, regulations, judgments or decrees with which such party must comply) or other similar causes beyond its control and without the fault or negligence or failure to act of the delayed or non-performing party ("Force Majeure Condition"). If any Force Majeure Condition occurs, the party affected by the other party's delay or inability to perform may elect to (a) suspend this Agreement for the duration of the Force Majeure Condition and, once the Force Majeure Condition ceases, resume performance under this Agreement with an option in the affected party to extend the period of this Agreement up to the length of time the Force Majeure Condition was endured; or (b) when the delay or non-performance continues for a period of at least thirty (30) continuous days, terminate the part of this Agreement relating to material not already shipped or services not already performed. Unless written notice is given within forty-five
(45) days after the affected party is notified of the Force Majeure Condition, election (a) shall be deemed selected.

18.0     Dispute Resolution

Any claim, controversy, or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, whenever brought and whether between the parties to this Agreement or between one of the parties to this Agreement and the employees, agents or affiliated businesses of the other party, shall be resolved by arbitration as prescribed in this paragraph. A single arbitrator engaged in the practice of law shall conduct the arbitration under the then current commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people (i.e., knowledgeable in the industry to which this Agreement applies) maintained by AAA. The arbitration shall be conducted in Los Angeles, California, and all expedited procedures prescribed by the AAA rules shall apply. The arbitrator shall have authority to award compensatory damages only and shall not have authority to award incidental, consequential, exemplary or punitive damage, or non-compensatory damages (including, without limitation, damages for loss of business, profits or revenues, loss of goodwill, business interruption, or failure to realize expected savings) or any other form of relief; provided, however, either party may apply to any court having jurisdiction thereof solely for the entry of injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Each party shall bear its own costs and attorney's fees and the parties shall share equally the fees and expenses of the arbitration. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in obtaining such stay and/or compelling arbitration, including reasonable attorneys' fees and court costs.

19.0     Source Code

USI will provide to CZ, as part of the Deliverables, any and all source code for all Preexisting Technology which is not Licensed Technology.

20.0     General Provisions

         20.1 Entire Agreement. Each party acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms and conditions and further agrees that this Agreement, together with any and all exhibits, attachments, riders and schedules referred to therein is the complete and exclusive statement of this Agreement between the parties, superseding all proposals, negotiations, or prior arrangements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement, all of which are expressly merged herein and there are no terms, conditions, representations, warranties or covenants other than those set forth therein.

         20.2 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California pertaining to contracts made and to be performed entirely therein, without regard to its choice of law or conflict of law provisions. The parties exclude the application of the United States Convention on Contracts for the International Sale of Goods.

         20.3 Amendment and Modification. No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect, except in writing signed by a duly authorized officer of each of the parties hereto.

         20.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and will become effective and binding upon the parties at such time as all of the signatories hereto have signed each counterpart of the Agreement. Copies of this Agreement may be transmitted via telefax for signature and each mutually executed fax copy may be used for all purposes as an original by either party.

         20.5 Captions. Paragraph titles or captions contained in this Agreement are used for reference only and are not intended to and shall not in any way enlarge, define, limit, extend or describe the rights or obligations of the parties or affect the meaning or construction of the Agreement or any provision hereof.

         20.6 Severability. If any term or provision of the Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder or this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Except as otherwise expressly provided, the remedies available under this Agreement will be cumulative and in addition to any other remedies provided at law and in equity.

         20.7 Waiver. No failure or delay on the part of any party to the Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. No waiver, amendment or modification, including those by custom, usage of trade or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under the agreement or of any breach of series of breaches by the other party of any of the terms or conditions of this Agreement shall constitute a waiver of any subsequent default in performance under the Agreement or any subsequent breach of any terms or conditions of the Agreement. Performance of any obligation required of a party under this Agreement may be waived only by a written waiver signed by a duly authorized officer of the other party, and such waiver shall be effective only with respect to the specific obligation described in that waiver.

         20.8 Assignment. This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other party; and any purported attempt to do so shall be deemed void. Notwithstanding the foregoing, CZ may assign or otherwise transfer this Agreement to a successor entity to CZ or to an entity controlling, controlled by, or under common control with, CZ without requiring consent provided that CZ shall remain liable for any money's owed to USI in the event of a default in the payment of such by such success or assignee. The Agreement shall be binding upon, and inure to the benefit of, the parties hereto and, as applicable, their permitted respective heirs, executors, administrators, representatives and successors.

         20.9 Construction of Language. The language in all parts of this Agreement will be interpreted simply, according to its fair meaning and not strictly for or against any of party. Each party acknowledges that the language contained in this Agreement is the product of an arms length negotiation conducted by that party's duly appointed legal counsel. As a result, neither party (i) shall be deemed to have drafted this Agreement nor (ii) shall be entitled to construe this Agreement, either in whole or in part, against the other party on the theory that contract provisions are construed against the party that drafted it.

         20.10 Audit. USI shall keep complete and accurate records of the charges for services rendered pursuant to this Agreement. USI shall allow CZ, or its representative and its auditors and regulators, during office hours and at CZ's expense, to inspect and copy the books and records and all other documents and materials in the possession or under the control of USI with respect to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHROMAZONE.COM, INC.                                 U.S. INTERACTIVE, INC.


By:      /s/ Gregory Pasetta                     By:      /s/ James J. Huser
         -----------------------------------              ------------------

Title:   President & COO                         Title:   Sr. Vice President/COO
         -----------------------------------              ----------------------

Date:    12/16/99                                Date:    12/17/99
         -----------------------------------              --------